PIMCO CA Municipal Income Fund II
Meeting Date: 12-18-07

Record Date Shares (Common): 30,650,628.689 Record Date Shares 10,400 Combined record date shares: 30,661,029

Quorum Totals

          Common 	 % of      Preferred     % of       Grand      Total %
          Shares      Outstanding    Shares   Outstanding   Totals    (Common &
		        (Common)    Combined  (Preferred)	      Preferred)

Voted	28,491,044.033	92.954%	    7,919     76.144%	28,498,963.033   92.948%
Unvoted	2,159,584.655	7.046%	    2,481     23.856%	 2,162,065.655 	  7.052%
Total	30,650,628.689	100.000%   10,400    100.000%   30,661,028.689  100.000%

Proposal Totals

 		Common Shares	     % of Common 	      % of Common
				   Shares Outstanding         Shares Voted
Paul Belica
For 		28,135,068.328 		91.793%			98.751%
Withheld	   355,975.705 		 1.161%			 1.249%
Total	 	28,491,044.033 		92.954%		       100.000%

John C. Maney
For 	 	28,101,432.328 		91.683%			98.633%
Withheld	 389,611.705 		 1.271%			 1.367%
Total	 	28,491,044.033 		92.954%		       100.000%


		Preferred Shares     % of Preferred 	    % of Preferred
				    Shares Outstanding       Shares Voted
Paul Belica
For		       7,914 		  76.096%		99.937%
Withheld	  	   5	 	   0.048%		 0.063%
Total		       7,919 		  76.144%	       100.000%

John C. Maney
For 		       7,914 		  76.096%		99.937%
Withheld		   5 		   0.048%		 0.063%
Total		       7,919 		  76.144%	       100.000%

John J. Dalessandro II
For 		       7,914 		  76.096%		99.937%
Withheld	  	   5 		   0.048%		 0.063%
Total		       7,919 		  76.144%	       100.000%


			Combined Totals (Common & Preferred)

Paul Belica	 Total Voted 	   % of Outstanding	% of Voted
For	 	28,142,982.328 		91.787%		98.751%
Withheld	 355,980.705 		 1.161%		 1.249%
Total Voted	 28,498,963.033 	92.948%	       100.000%

John C. Maney
For	 	28,109,346.328 		91.678%		98.633%
Withheld	 389,616.705 		 1.271%		 1.367%
Total Voted	 28,498,963.033 	92.948%	       100.000%

In connection with the Joint Annual Meeting of Shareholders of the PIMCO CA Municipal Income Fund II, PFPC hereby certifies the above tabulation of shareholder ballots.



Maura Stanley
Section Manager, Client Services